Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Third Quarter Net Income of $2.8 Million or $0.27 per Diluted Share

Renton, Washington – October 25, 2018 - First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the "Bank"), today reported net income for the quarter ended September 30, 2018, of $2.8 million, or $0.27 per diluted share, compared to net income of $3.1 million, or $0.30 per diluted share, for the quarter ended June 30, 2018, and $1.9 million, or $0.18 per diluted share, for the quarter ended September 30, 2017. For the nine months ended September 30, 2018, net income was $12.7 million, or $1.22 per diluted share, compared to net income of $6.1 million, or $0.58 per diluted share, for the comparable nine‑month period in 2017.

"Deposit growth was a significant focus during the quarter. We elected to aggressively attract deposits at current rates in advance of potentially higher rates in the future, since market expectations indicate a likelihood that the Federal Open Market Committee ("FOMC") will continue to increase short term interest rates," stated Joseph W. Kiley III, President and Chief Executive Officer. "Deposits increased $83.5 million, or 10 percent, from the second quarter to $916.3 million at September 30, 2018, with nearly all our branches achieving an increase in local deposits," continued Kiley. "We supplemented the increase in local deposits with $26.6 million in additional funds through national brokered certificates of deposit during the quarter. Of the brokered certificates of deposits received during the quarter, $22.6 million have call options, providing us the opportunity to return the deposits without penalty in the future, when it is in our best interest to do so," continued Kiley. "We also have plans to open a new branch in the next several months at Kent Station, a contemporary, open air urban village located eight miles south of our main Renton office, as we continue to look for opportunities to expand our presence in the region," concluded Kiley.

Net loans receivable totaled $995.6 million at September 30, 2018, compared to $989.3 million at June 30, 2018, and $931.9 million at September 30, 2017.  The average balance of net loans receivable totaled $993.3 million for the quarter ended September 30, 2018, compared to $997.1 million for the quarter ended June 30, 2018, and $879.1 million for the quarter ended September 30, 2017.

The Company recorded a $200,000 provision for loan losses in the quarter ended September 30, 2018, compared to a $400,000 recapture of provision for loan losses in the quarter ended June 30, 2018, and a $500,000 provision for loan losses in the quarter ended September 30, 2017. The provision for loan losses in the most recent quarter was primarily due to growth in loans receivable, reduced by recoveries received on loans previously charged off. The recapture of provision in the quarter ended June 30, 2018, was due primarily to a reduction in balances in construction loans outstanding, while the provision for loan losses in the quarter ended September 30, 2017, was primarily due to growth in net loans receivable, partially offset by recoveries received on loans previously charged off.

The following tables present an analysis of total deposits by branch office (unaudited):
	September 30, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
			(Dollars in thousands)
King County:
Renton	$31,796	$19,998	$20,508	$213,882	$317,126	$-	$603,310
The Landing	2,458	772	58	17,796	8,944	-	30,028
Woodinville (1)	1,535	3,874	538	20,335	6,813	-	33,095
Bothell	48	103	8	2,435	1,684	-	4,278
Crossroads	1,249	4,797	84	21,846	9,339	-	37,315
Total King County	37,086	29,544	21,196	276,294	343,906	-	708,026

Snohomish County:
Mill Creek	1,437	2,952	571	11,287	8,779	-	25,026
Edmonds	4,416	2,033	45	16,452	11,007	-	33,953
Clearview (1)	4,187	3,058	1,037	7,101	2,272	-	17,655
Lake Stevens (1)	2,434	2,452	483	3,901	2,576	-	11,846
Smokey Point (1)	1,620	1,915	774	7,990	5,391	-	17,690
Total Snohomish County	14,094	12,410	2,910	46,731	30,025	-	106,170

Total retail deposits	51,180	41,954	24,106	323,025	373,931	-	814,196
Brokered deposits	-	-	-	-	-	102,083	102,083
Total deposits	$51,180	$41,954	$24,106	$323,025	$373,931	$102,083	$916,279
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $69,000.

	June 30, 2018
	Noninterest- bearing demand	Interest- bearing demand	Statement savings	Money market	Certificates of deposit, retail	Certificates of deposit, brokered	Total
			(Dollars in thousands)
King County:
Renton	$33,117	$17,899	$22,678	$201,264	$292,394	$-	$567,352
The Landing	2,161	777	56	11,667	7,924	-	22,585
Woodinville (1)	1,495	3,484	618	22,015	5,837	-	33,449
Bothell	44	45	1	502	-	-	592
Crossroads	964	5,352	91	23,492	7,552	-	37,451
Total King County	37,781	27,557	23,444	258,940	313,707	-	661,429

Snohomish County:
Mill Creek	1,499	2,800	909	12,282	6,788	-	24,278
Edmonds	5,189	2,231	42	15,393	6,210	-	29,065
Clearview (1)	3,690	3,138	1,134	7,127	1,682	-	16,771
Lake Stevens (1)	1,786	1,384	552	3,409	2,546	-	9,677
Smokey Point (1)	1,509	2,121	516	7,391	4,507	-	16,044
Total Snohomish County	13,673	11,674	3,153	45,602	21,733	-	95,835

Total retail deposits	51,454	39,231	26,597	304,542	335,440	-	757,264
Brokered deposits	-	-	-	-	-	75,488	75,488
Total deposits	$51,454	$39,231	$26,597	$304,542	$335,440	$75,488	$832,752
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $80,000.

Additional noteworthy items for the quarter ended September 30, 2018:
•	Net loans receivable increased to $995.6 million at September 30, 2018, from $989.3 million at June 30, 2018, and from $931.9 million at September 30, 2017.
•
Despite continued strong competition for deposits in the Bank's markets, total deposits increased $83.5 million to $916.3 million at September 30, 2018, compared to $832.8 million at June 30, 2018, and $815.7 million at September 30, 2017. Retail branch deposits were up $56.9 million to $814.2 million, from $757.3 million at June 30, 2018. To supplement the increase in local deposits, the Company generated a net increase of $26.6 million in additional funds through national brokered certificates of deposit in the current quarter. At September 30, 2018, $102.1 million of total deposits were brokered deposits, compared to $75.5 million at June 30, 2018, and September 30, 2017.

•
The Company's book value per share was $14.17 at September 30, 2018, compared to $13.97 at June 30, 2018, and $13.08 at September 30, 2017. Tangible book value per share was $13.99 at September 30, 2018, compared to $13.78 at June 30, 2018, and $12.86 at September 30, 2017.

•	The Bank's Tier 1 leverage and total capital ratios at September 30, 2018, were 10.4% and 14.8%, respectively, compared to 10.2% and 14.5% at June 30, 2018, and 10.8% and 14.2% at September 30, 2017.
Based on management's evaluation of the adequacy of the Allowance for Loan and Lease Losses ("ALLL"), there was a $200,000 provision for loan losses for the quarter ended September 30, 2018. The following items contributed to this provision during the quarter:
•	The Company's total loans outstanding, net of LIP, increased during the quarter to $1.01 billion at September 30, 2018, from $1.00 billion at June 30, 2018.
•
Construction/land development loans outstanding, net of LIP, increased to $103.0 million at September 30, 2018, from $98.2 million at June 30, 2018, and business loans grew by $7.5 million to $29.7 million. The higher levels of construction and business loans increased the amounts necessary in the ALLL, as the Company maintains a higher ALLL allocation for these types of loans.

•	The Company received $162,000 in recoveries on loans previously charged off, reducing the amount that would otherwise need to be added to the ALLL through the provision for loan losses.
•	Nonperforming loans increased to $484,000 at September 30, 2018, compared to $164,000 at June 30, 2018, and $185,000 at September 30, 2017.
•	Nonperforming loans as a percentage of total loans increased slightly to 0.05% at September 30, 2018, compared to 0.02% at both June 30, 2018, and September 30, 2017.
The ALLL represented 1.30% of total loans receivable, net of undisbursed funds, at September 30, 2018, compared to 1.27% at June 30, 2018, and 1.28% at September 30, 2017. Nonperforming assets rose to $967,000 at September 30, 2108, compared to $647,000 at June 30, 2018, but decreased compared to $2.0 million at September 30, 2017. During the quarter, one commercial real estate loan totaling $325,000 moved into nonaccrual status.

The following table presents a breakdown of our nonperforming assets (unaudited):
	Sep 30,	Jun 30,	Sep 30,	Three Month	One Year
	2018	2018	2017	Change	Change
	(Dollars in thousands)
Nonperforming loans:
One-to-four family residential	$113	$116	$132	$(3)	$(19)
Commercial real estate	325	-	-	325	325
Consumer	46	48	53	(2)	(7)
Total nonperforming loans	484	164	185	320	299

Other real estate owned ("OREO")	483	483	1,825	-	(1,342)

Total nonperforming assets (1)	$967	$647	$2,010	$320	$(1,043)

Nonperforming assets as a
percent of total assets	0.08%	0.05%	0.17%
(1) The difference between nonperforming assets reported above, and the totals reported by other industry sources, is due to their inclusion of all Troubled Debt Restructured Loans ("TDRs") as nonperforming loans, although 100% of our TDRs were performing in accordance with their restructured terms for all periods presented.

The decrease in OREO over the past year, as shown in the table above, is primarily due to the Bank's continued efforts to actively market its OREO properties in an effort to minimize holding costs. There were $821,000 in delinquent loans (loans over 30 days past due) at September 30, 2018, compared to $532,000 in delinquent loans at June 30, 2018, and $84,000 at September 30, 2017.

In circumstances where a customer is experiencing significant financial difficulties, the Company may elect to restructure the loan so the customer can continue to make payments while minimizing the potential loss to the Company. Such restructures must be classified as TDRs.

The following table presents a breakdown of our TDRs, all of which were performing in accordance with their restructured terms at the dates indicated (unaudited):
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Three Month Change	One Year Change
	(Dollars in thousands)
Performing TDRs:
One-to-four family residential	$9,458	$9,990	$15,174	$(532)	$(5,716)
Multifamily	1,116	1,122	1,140	(6)	(24)
Commercial real estate	2,601	2,624	3,216	(23)	(615)
Consumer	43	43	43	–	–
Total TDRs	$13,218	$13,779	$19,573	$(561)	$(6,355)

Net interest income for the quarter ended September 30, 2018, remained relatively stable at $10.1 million, down $70,000 from the quarter ended June 30, 2018, but up from $9.4 million in the quarter ended September 30, 2017. Total interest income was $13.9 million for the quarter ended September 30, 2018, compared to $13.6 million for the quarter ended June 30, 2018, and $12.0 million for the quarter ended September 30, 2017. The increase from the quarter ended June 30, 2018, was due to an increase in average yields on both loans and investment securities, while the increase in total interest income from the third quarter of 2017 was due primarily to an increase in average balances in interest earning assets, along with increased average asset yields.

Total interest expense was $3.8 million for the quarter ended September 30, 2018, compared to $3.5 million for the quarter ended June 30, 2018, and $2.6 million for the quarter ended September 30, 2017. The higher level of interest expense in the most recent two quarters compared to the quarter ended September 30, 2017, was the result of higher short term market interest rates as a result of the FOMC increasing the Federal Funds targeted rate that adversely impacted the Company's average cost of deposits and borrowings. Average balances of advances outstanding from the Federal Home Loan Bank ("FHLB") were $177.3 million during the quarter ended September 30, 2018, compared to $213.9 million in the quarter ended June 30, 2018, and $197.1 million for the quarter ended September 30, 2017, as the Bank reduced its balance of FHLB advances by $75.0 million this quarter from the increased deposits. The Bank borrows from the FHLB primarily to supplement its deposit gathering efforts when needed to support asset growth. The average cost of FHLB advances and other borrowings was 2.05% for the quarter ended September 30, 2018, compared to 1.92% for the quarter ended June 30, 2018, and 1.40% for the quarter ended September 30, 2017. The average cost of deposits was 1.40% for the quarter ended September 30, 2018, compared to 1.22% for the quarter ended June 30, 2018, and 1.05% for the quarter ended September 30, 2017.

The following table presents a breakdown of our total deposits, including brokered deposits (unaudited):
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing	$51,180	$51,454	$47,652	$(274)	$3,528
Interest-bearing demand	41,954	39,231	31,590	2,723	10,364
Statement savings	24,106	26,597	29,425	(2,491)	(5,319)
Money market	323,025	304,542	285,460	18,483	37,565
Certificates of deposit, retail (1)	373,931	335,440	346,125	38,491	27,806
Certificates of deposit, brokered	102,083	75,488	75,488	26,595	26,595
Total deposits	$916,279	$832,752	$815,740	$83,527	$100,539
(1) Balance of retail certificates of deposit for acquired branches are net of an aggregate fair value adjustment of $69,000 at September 30, 2018, $80,000 at June 30, 2018, and $122,000 at September 30, 2017.

Our net interest margin was 3.46% for the quarter ended September 30, 2018, compared to 3.50% for the quarter ended June 30, 2018, and 3.53% for the quarter ended September 30, 2017. The continued narrowing of the net interest margin between periods was primarily due to the cost of our interest-bearing liabilities outpacing the yield on interest-earning assets.

Noninterest income for the quarter ended September 30, 2018, totaled $841,000 compared to $663,000 for the quarter ended June 30, 2018, and $731,000 for the quarter ended September 30, 2017. The increase from the second quarter of 2018 was due primarily to an increase in income from loan-related fees and bank owned life insurance ("BOLI"), partially offset by a decline in wealth management revenue and deposit related fees. The quarter ended June 30, 2018, was also impacted by a $21,000 net loss on sale of investments as the Company elected to sell certain securities and replace them with investments that are expected to perform better in a rising interest rate environment. The increase from the year-ago period was due primarily to higher income from loan related fees, BOLI, and deposit related fees, partially offset by lower wealth management revenue and the absence of the benefit of a net gain on sale of investments, which amounted to $47,000 during the quarter ended September 30, 2017.

Noninterest expense for the quarter ended September 30, 2018, decreased to $7.2 million from $7.5 million in the quarter ended June 30, 2018, and increased from $6.8 million in the quarter ended September 30, 2017. The decrease in noninterest expense in the current quarter compared to the prior quarter was due primarily to lower salaries and employee benefits expense, professional fees, insurance and bond premiums, and occupancy and equipment expenses, partially offset by higher regulatory assessments, marketing expense, and other general and administrative expenses. Salaries and employee benefits were lower in the quarter ended September 30, 2018, compared to the quarter ended June 30, 2018, because a higher proportion of the annual compensation paid to the Company's directors is incurred in the second quarter than the other quarters during the year, and due to payroll taxes that typically decline during the second half of the year. The increase from the prior year period was due primarily to the increase in expenses associated with the growth in the Bank's number of employees and locations during the past year.

The Company's federal income tax provision was $707,000 for the quarter ended September 30, 2018, compared to $603,000 for the quarter ended June 30, 2018, and $909,000 for the quarter ended September 30, 2017. The federal income tax provision for June 30, 2018, benefited from stock option exercises that occurred at prices higher than originally estimated, resulting in higher allowable expense recognition for tax purposes. The Company's federal income tax provision during 2018 continued to benefit from the impact of the Tax Cuts and Jobs Act of 2017 that lowered the corporate income tax rate from 35% to 21%.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 10 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2018 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)
Assets	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Three Month Change	One Year Change

Cash on hand and in banks	$7,167	$9,017	$7,910	(20.5)%	(9.4)%
Interest-earning deposits	19,094	14,056	14,093	35.8	35.5
Investments available-for-sale, at fair value	140,868	138,055	137,847	2.0	2.2
Loans receivable, net of allowance of $13,116, $12,754, and $12,110, respectively	995,557	989,256	931,862	0.6	6.8
Federal Home Loan Bank ("FHLB") stock, at cost	7,410	10,410	8,902	(28.8)	(16.8)
Accrued interest receivable	4,664	4,084	3,709	14.2	25.7
Deferred tax assets, net	2,092	1,296	2,381	61.4	(12.1)
Other real estate owned ("OREO")	483	483	1,825	0.0	(73.5)
Premises and equipment, net	21,277	21,436	20,568	(0.7)	3.4
Bank owned life insurance ("BOLI")	29,745	29,501	28,894	0.8	2.9
Prepaid expenses and other assets	4,460	4,391	3,304	1.6	35.0
Goodwill	889	889	979	0.0	(9.2)
Core deposit intangible	1,153	1,191	1,304	(3.2)	(11.6)
Total assets	$1,234,859	$1,224,065	$1,163,578	0.9%	6.1%

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$51,180	$51,454	$47,652	(0.5)%	7.4%
Interest-bearing deposits	865,099	781,298	768,088	10.7	12.6
Total deposits	916,279	832,752	815,740	10.0	12.3
Advances from the FHLB	149,000	224,000	191,500	(33.5)	(22.2)
Advance payments from borrowers for taxes and insurance	4,737	2,545	4,267	86.1	11.0
Accrued interest payable	541	570	280	(5.1)	93.2
Other liabilities	9,589	11,644	11,031	(17.6)	(13.1)
Total liabilities	1,080,146	1,071,511	1,022,818	0.8%	5.6%

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	$-	$-	$-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding
10,914,556 shares at September 30, 2018, 10,916,556 shares at June 30, 2018, and
10,763,915 shares at September 30, 2017	109	109	108	0.0%	0.9%
Additional paid-in capital	96,664	96,344	94,168	0.3	2.7
Retained earnings, substantially restricted	65,004	63,042	52,984	3.1	22.7
Accumulated other comprehensive loss, net of tax	(2,550)	(2,145)	(857)	18.9	197.5
Unearned Employee Stock Ownership Plan ("ESOP") shares	(4,514)	(4,796)	(5,643)	(5.9)	(20.0)
Total stockholders' equity	154,713	152,554	140,760	1.4	9.9
Total liabilities and stockholders' equity	$1,234,859	$1,224,065	$1,163,578	0.9%	6.1%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Three Month Change	One Year Change
Interest income
Loans, including fees	$12,631	$12,429	$10,959	1.6%	15.3%
Investments available-for-sale	1,063	1,010	869	5.2	22.3
Interest-earning deposits with banks	59	44	108	34.1	(45.4)
Dividends on FHLB Stock	135	105	67	28.6	101.5
Total interest income	13,888	13,588	12,003	2.2	15.7
Interest expense
Deposits	2,912	2,435	1,933	19.6	50.6
FHLB advances and other borrowings	917	1,024	695	(10.4)	31.9
Total interest expense	3,829	3,459	2,628	10.7	45.7
Net interest income	10,059	10,129	9,375	(0.7)	7.3
Provision (recapture of provision) for loan losses	200	(400)	500	(150.0)	(60.0)
Net interest income after provision (recapture of provision) for loan losses	9,859	10,529	8,875	(6.4)	11.1

Noninterest income
Net gain (loss) on sale of investments	1	(21)	47	(104.8)	(97.9)
BOLI income	245	224	173	9.4	41.6
Wealth management revenue	145	156	252	(7.1)	(42.5)
Deposit related fees	167	175	113	(4.6)	47.8
Loan related fees	273	126	144	116.7	89.6
Other	10	3	2	233.3	400.0
Total noninterest income	841	663	731	26.8	15.0

Noninterest expense
Salaries and employee benefits	4,732	4,931	4,406	(4.0)	7.4
Occupancy and equipment	814	829	726	(1.8)	12.1
Professional fees	353	442	458	(20.1)	(22.9)
Data processing	356	351	372	1.4	(4.3)
OREO related expenses (reimbursements), net	1	2	(6)	(50.0)	(116.7)
Regulatory assessments	126	110	122	14.5	3.3
Insurance and bond premiums	95	154	105	(38.3)	(9.5)
Marketing	85	77	102	10.4	(16.7)
Other general and administrative	639	591	551	8.1	16.0
Total noninterest expense	7,201	7,487	6,836	(3.8)	5.3
Income before federal income tax provision	3,499	3,705	2,770	(5.6)	26.3
Federal income tax provision	707	603	909	17.2	(22.2)
Net income	$2,792	$3,102	$1,861	(10.0)%	50.0%

Basic earnings per share	$0.27	$0.30	$0.18
Diluted earnings per share	$0.27	$0.30	$0.18
Weighted average number of common shares outstanding	10,356,994	10,271,432	10,287,663
Weighted average number of diluted shares outstanding	10,468,802	10,405,949	10,427,038

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017	One Year Change
Interest income
Loans, including fees	$38,103	$31,338	21.6%
Investments available-for-sale	3,002	2,601	15.4
Interest-earning deposits with banks	141	194	(27.3)
Dividends on FHLB Stock	343	211	62.6
Total interest income	41,589	34,344	21.1
Interest expense
Deposits	7,623	5,400	41.2
FHLB advances and other borrowings	2,794	1,710	63.4
Total interest expense	10,417	7,110	46.5
Net interest income	31,172	27,234	14.5
(Recapture of provision) provision for loan losses	(4,200)	800	(625.0)
Net interest income after (recapture of provision) provision for loan losses	35,372	26,434	33.8

Noninterest income
Net (loss) gain on sale of investments	(20)	103	(119.4)
BOLI	718	490	46.5
Wealth management revenue	400	699	(42.8)
Deposit related fees	503	277	81.6
Loan related fees	533	420	26.9
Other	16	8	100.0
Total noninterest income	2,150	1,997	7.7

Noninterest expense
Salaries and employee benefits	14,325	13,100	9.4
Occupancy and equipment	2,412	1,785	35.1
Professional fees	1,123	1,379	(18.6)
Data processing	1,031	1,131	(8.8)
OREO related expenses, net	4	14	(71.4)
Regulatory assessments	391	330	18.5
Insurance and bond premiums	355	302	17.5
Marketing	269	202	33.2
Other general and administrative	1,805	1,497	20.6
Total noninterest expense	21,715	19,740	10.0
Income before federal income tax provision	15,807	8,691	81.9
Federal income tax provision	3,071	2,618	17.3
Net income	$12,736	$6,073	109.7%

Basic earnings per share	$1.24	$0.59
Diluted earnings per share	$1.22	$0.58
Weighted average number of common shares outstanding	10,280,287	10,323,459
Weighted average number of diluted shares outstanding	10,405,315	10,480,061

The following table presents a breakdown of our loan portfolio (unaudited):

	September 30, 2018		June 30, 2018		September 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Micro-unit apartments	$14,141	1.3%	$14,204	1.3%	$7,053	0.7%
Other multifamily	162,380	14.7	180,649	16.7	166,628	16.1
Total multifamily	176,521	16.0	194,853	18.0	173,681	16.8

Non-residential:
Office	96,542	8.8	99,739	9.2	99,350	9.6
Retail	139,085	12.6	141,451	13.1	101,787	9.8
Mobile home park	15,649	1.4	15,655	1.4	21,344	2.1
Warehouse	22,252	2.0	28,185	2.6	22,788	2.2
Storage	32,625	3.0	30,383	2.8	32,365	3.1
Other non-residential	54,332	4.9	56,820	5.2	42,782	4.1
Total non-residential	360,485	32.7	372,233	34.3	320,416	30.9

Construction/land development:
One-to-four family residential	84,912	7.7	85,218	7.9	85,593	8.3
Multifamily	80,607	7.3	75,433	7.0	115,345	11.1
Commercial	21,385	2.0	5,735	0.5	5,325	0.5
Land development	7,113	0.7	12,911	1.2	38,423	3.7
Total construction/land development	194,017	17.7	179,297	16.6	244,686	23.6

One-to-four family residential:
Permanent owner occupied	184,698	16.8	169,275	15.6	139,736	13.5
Permanent non-owner occupied	143,226	13.0	134,297	12.4	126,711	12.2
Total one-to-four family residential	327,924	29.8	303,572	28.0	266,447	25.7

Business
Aircraft	10,172	0.9	9,978	0.9	11,317	1.1
Other business	19,483	1.8	12,143	1.1	10,926	1.0
Total business	29,655	2.7	22,121	2.0	22,243	2.1

Consumer	12,419	1.1	12,329	1.1	9,301	0.9
Total loans	1,101,021	100.0%	1,084,405	100.0%	1,036,774	100.0%
Less:
Loans in Process ("LIP")	91,232		81,616		91,316
Deferred loan fees, net	1,116		779		1,486
ALLL	13,116		12,754		12,110
Loans receivable, net	$995,557		$989,256		$931,862

Concentrations of credit: (1)
Construction loans as % of total capital	77.1%		73.5%		114.4%
Total non-owner occupied commercial real estate as % of total capital	454.5%		475.2%		478.9%
(1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.90%	1.01%	2.28%	0.80%	0.66%
Return on equity	7.17	8.28	19.16	6.70	5.13
Dividend payout ratio	29.63	26.67	10.47	29.17	38.89
Equity-to-assets ratio	12.53	12.46	12.13	11.79	12.10
Tangible equity ratio	12.38	12.31	11.98	11.63	11.92
Net interest margin	3.46	3.50	3.88	3.65	3.53
Average interest-earning assets to average interest-bearing liabilities	115.20	114.21	113.46	113.32	114.08
Efficiency ratio	66.06	69.38	60.42	66.69	67.64
Noninterest expense as a percent of average total assets	2.33	2.44	2.34	2.34	2.42
Book value per common share	$14.17	$13.97	$13.80	$13.27	$13.08
Tangible book value per share	13.99	13.78	13.60	13.07	12.86

Capital Ratios: (1)
Tier 1 leverage ratio	10.37%	10.22%	10.44%	10.20%	10.80%
Common equity tier 1 capital ratio	13.58	13.21	13.13	12.52	12.95
Tier 1 capital ratio	13.58	13.21	13.13	12.52	12.95
Total capital ratio	14.83	14.47	14.38	13.77	14.20

Asset Quality Ratios: (2)
Nonperforming loans as a percent of total loans	0.05%	0.02%	0.02%	0.02%	0.02%
Nonperforming assets as a percent of total assets	0.08	0.05	0.05	0.05	0.17
ALLL as a percent of total loans	1.30	1.27	1.31	1.28	1.28
Net (recoveries) charge-offs to average loans receivable, net	(0.02)	(0.00)	(0.43)	(0.20)	(0.04)

Allowance for Loan Losses:
ALLL, beginning of the quarter	$12,754	$13,136	$12,882	$12,110	$11,285
Provision (Recapture of provision)	200	(400)	(4,000)	(1,200)	500
Charge-offs	-	-	-	-	-
Recoveries	162	18	4,254	1,972	325
ALLL, end of the quarter	$13,116	$12,754	$13,136	$12,882	$12,110
(1) Capital ratios are for First Financial Northwest Bank only.
(2) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures

	At or For the Quarter Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Yields and Costs:
Yield on loans	5.05%	5.00%	5.37%	5.05%	4.95%
Yield on investments available-for-sale	3.00	2.87	2.65	2.52	2.59
Yield on interest-earning deposits	1.92	1.48	1.32	1.23	1.27
Yield on FHLB stock	6.27	4.21	4.40	3.42	2.91
Yield on interest-earning assets	4.77%	4.70%	4.98%	4.67%	4.51%

Cost of interest-bearing deposits	1.40%	1.22%	1.15%	1.08%	1.05%
Cost of borrowings	2.05	1.92	1.66	1.46	1.40
Cost of interest-bearing liabilities	1.52%	1.37%	1.25%	1.16%	1.13%

Average Balances:
Loans	$993,272	$997,059	$985,799	$963,097	$879,075
Investments available-for-sale	140,584	141,035	142,236	141,962	132,959
Interest-earning deposits	12,223	11,927	11,717	13,843	33,854
FHLB stock	8,540	10,004	9,593	9,859	9,126
Total interest-earning assets	$1,154,619	$1,160,025	$1,149,345	$1,128,761	$1,055,014

Interest-bearing deposits	$825,055	$801,852	$804,451	$780,671	$727,702
Borrowings	177,250	213,857	208,544	215,418	197,098
Total interest-bearing liabilities	$1,002,305	$1,015,709	$1,012,995	$996,089	$924,800

Average assets	$1,225,189	$1,229,341	$1,218,418	$1,199,774	$1,120,176
Average stockholders' equity	154,444	150,243	144,786	142,390	143,975

Non-GAAP Financial Measures

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures of the tangible equity ratio and tangible book value. The Company's intangible assets consist of goodwill and core deposit intangible. Tangible equity is calculated by subtracting intangible assets from total stockholder's equity. Tangible assets is calculated by subtracting intangible assets from total assets. The tangible equity ratio is tangible equity divided by tangible assets. Tangible book value per share is calculated by dividing tangible equity by the number of common shares outstanding. The Company believes that these non-GAAP measures provide a more consistent presentation of our capital and facilitate peer comparison that is desired by investors.

Non-GAAP financial measures have limitations, are not audited and should only be used in conjunction with the other measures in this earnings release that are presented in accordance with GAAP.

The following table provides a reconciliation between the GAAP and non-GAAP measures:

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
	(Dollars in thousands)
Total stockholders' equity	$154,713	$152,554	$148,755	$142,634	$140,760
Less:
Goodwill	889	889	889	889	979
Core deposit intangible	1,153	1,191	1,228	1,266	1,304
Tangible equity	$152,671	$150,474	$146,638	$140,479	$138,477

Total assets	1,234,859	1,224,065	1,226,358	1,210,229	1,163,578
Less:
Goodwill	889	889	889	889	979
Core deposit intangible	1,153	1,191	1,228	1,266	1,304
Tangible assets	$1,232,817	$1,221,985	$1,224,241	$1,208,074	$1,161,295

Common shares outstanding at period end	10,914,556	10,916,556	10,779,424	10,748,437	10,763,915

Equity to assets ratio	12.53%	12.46%	12.13%	11.79%	12.10%
Tangible equity ratio	12.38%	12.31%	11.98%	11.63%	11.92%
Book value per share	$14.17	$13.97	$13.80	$13.27	$13.08
Tangible book value per share	$13.99	$13.78	$13.60	$13.07	$12.86